                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2001, except as to the subsequent events described in Note 14 which is as of March 20, 2001, relating to the financial statements of LendingTree, Inc., which appears in LendingTree, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina
September 21, 2001